Exhibit 10.1

NOVATION AGREEMENT

This Novation Agreement (this “Agreement”) is made as of January 30, 2021 among the University of Louisville Research Foundation, Inc. (“ULRF”), a Kentucky non-profit corporation as the agent of the University of Louisville (“UofL”) for receiving grants and research agreements from external funding sources and which owns and controls intellectual property on behalf of UofL, Qualigen, Therapeutics, Inc., a Delaware corporation (“QLGN”) and Qualigen, Inc., a Delaware corporation (“Qualigen”). This Agreement is made with respect to the Sponsored Research Agreement executed and effective on March 5, 2019, and subsequently amended on October 6, 2019 (collectively, “Sponsored Research Agreement”) by and between ULRF and Qualigen. The parties intend this Agreement to constitute a novation of the Sponsored Research Agreement.

In consideration of the following promises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:

1. Assignment and Novation. Qualigen hereby grants, conveys, assigns, transfers and delivers unto QLGN, and QLGN hereby accepts and assumes, all of Qualigen’s right, title and interest in, to and under the Sponsored Research Agreement, as if it were the original party to the Sponsored Research Agreement in place of Qualigen. In addition, Qualigen hereby assigns, and QLGN hereby assumes and agrees to satisfy and perform if due or when coming due as a direct obligation to ULRF, all of Qualigen’s obligations under the Sponsored Research Agreement, regardless of whether arising before or after the Effective Date, without any further liability to Qualigen, and ULRF agrees to look only to QLGN for satisfaction of all such obligations (collectively, the “Novation”).

2. Release. ULRF hereby agrees to the Novation under this Agreement and releases and forever discharges Qualigen from all of its obligations and liabilities under the Sponsored Research Agreement as of and from the date of this Agreement. Qualigen hereby releases and forever discharges ULRF from all of its obligations and liabilities under the Sponsored Research Agreement on and from the date of this Agreement.

3. Substitution. ULRF recognizes QLGN as Qualigen’s successor-in-interest in and to the Sponsored Research Agreement as of and after the date of this Agreement. ULRF and QLGN shall be bound by the terms of the Sponsored Research Agreement in every way as if QLGN is and had always been named in the novated Sponsored Research Agreement in place of Qualigen as a party thereto.

4. General Provisions.

4.1 Full Force and Effect. Except as expressly set forth in this Agreement, the Sponsored Research Agreement remains unchanged and in full force and effect.

4.2 Further Assurances. The parties hereby covenant and agree, without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and instruments and take any such other action as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.

4.3 Entire Agreement. This Agreement is the entire agreement of the parties relating to the subject matter hereof.

4.4 Signatories. Each individual executing this Agreement on behalf of a party hereby represents and warrants to the other parties that he is fully and duly empowered and authorized by the first party to so execute and deliver this Agreement to the other parties on behalf of the first party.

4.5 Counterparts. This Agreement may be executed and delivered in counterparts (portable document format (.pdf)/electronic transmission included), each of which shall constitute an original document, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed and delivered this Novation Agreement as of the Effective Date.

UNIVERSITY OF LOUISVILLE RESEARCH FOUNDATION, INC.

By:	/s/ Brennan S. Cox
Name:	Brennan S. Cox
Title:	Asst. Dir. – Office of Sponsored Programs

QUALIGEN THERAPEUTICS, INC.

By:	/s/ Michael Poirier
Name:	Michael Poirier
Title:	President & CEO

QUALIGEN, INC.

By:	/s/ Michael Poirier
Name:	Michael Poirier
Title:	President & CEO

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